UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
November 18, 2005 (November 16, 2005)
Date of Report (Date of earliest event reported)
NATIONAL OILWELL VARCO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12317 (Commission File Number)	76-0475815 (IRS Employer Identification No.)

10000 Richmond Avenue Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: 713-346-7500
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 16, 2005, the Board of Directors of National Oilwell Varco, Inc. (the “Company”) unanimously approved and adopted amendments to the Company’s Bylaws (the “Bylaws”). The Company added provisions to the Bylaws to update them for changes in the General Corporation Law of the State of Delaware (the “DGCL”) intended to facilitate the use of current electronic communication technology, including allowing meetings of stockholders by means of remote communication. The Company also added a section to the Bylaws setting out procedures for providing notice of stockholder proposals in accordance with DGCL. A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 8.01. Other Events.
     On November 16, 2005, the Company issued a press release announcing that the Norwegian Ministry of Modernization, parent agency of The Norwegian Competition Authority, approved the merger of National-Oilwell, Inc. and Varco International, Inc. with respect to the Company’s Norwegian businesses. The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     3.1 Amended and Restated Bylaws of National Oilwell Varco, Inc.
     99.1 Press Release dated November 16, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005	NATIONAL OILWELL VARCO, INC.
	By:	/s/ Clay C. Williams
Clay C. Williams
Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No	Description
3.1	Amended and Restated Bylaws of National Oilwell Varco, Inc.

99.1	Press Release dated November 16, 2005